EXHIBIT 99.1

Plug Power Announces Third Quarter 2011 Financial Results

Sales Traction Preps Company for Breakout Fourth Quarter

LATHAM, N.Y., Nov. 3, 2011 (GLOBE NEWSWIRE) -- Plug Power Inc. (Nasdaq:PLUG), a leader in providing clean, reliable energy solutions, today reports its financial results for the third quarter of 2011 as well as highlights of significant milestones accomplished during the period. Plug Power is now a commercially viable business, as indicated by order fill, shipment backlog and forthcoming gross margin improvements with the release of its new product platforms. For these reasons, Plug Power believes that it will be well positioned to achieve profitability by the close of 2012.

During the third quarter, Plug Power received orders for 474 units for its GenDrive fuel cell products. Year-to-date, Plug Power has orders for 1,460 GenDrive units and expects orders for 2,200-2,600 fuel cell units during 2011.

Plug Power saw significant GenDrive order traction during the quarter with both new and repeat customers. Proctor and Gamble (P&G) has joined Plug Power's list of new customers, with GenDrive orders for sites in Alexandria, LA, Greensborough, NC and Compton, CA. In total, P&G has purchased over 220 GenDrive units for its three sites. P&G chose Plug Power's fuel cells to power its fleets in the three facilities to reduce labor cost, eliminate space-consuming battery rooms, and decrease carbon emissions. The three facilities are all targeted to be converted in the fourth quarter.

Walmart Canada, who made its initial purchase of Plug Power's GenDrive products for its Balzac, Canada facility in 2010, purchased 155 GenDrive fuel cell units for use in Cornwall, Canada. Also during the third quarter, Wegmans purchased an additional 75 GenDrive fuel cell systems to accommodate a facility expansion in Pottsville, PA. Wegmans currently has 136 GenDrive units deployed in its refrigerated and frozen distribution center, and will expand the GenDrive fleet into the new produce building being constructed this year.

In the food service industry, Sysco also has continued to demonstrate its leadership stance by expanding its use of GenDrive fuel cell systems by placing orders for five additional distribution facilities in North American in 2011.

"Plug Power believes that the fourth quarter results will be critical in judging the future success of the Company," said Andy Marsh, CEO at Plug Power. "In the upcoming quarter, we expect to ship four times more than the Company's best record quarter to date, realize our first gross margin positive quarter and maintain our continual sales traction." Marsh specifically highlights, "Success in the fourth quarter will position the company for profitability in 2012."

Financial Results

Net loss for the third quarter of 2011 was $6.3 million, or $0.28 per share on a basic and diluted basis. This compares with a net loss of $9.3 million, or $0.71 per share, for the third quarter of 2010.

Total revenue for the third quarter of 2011 was $5.5 million, comprised of $4.3 million for product and service revenue, $1.0 million for research and development (R&D) contract revenue, and $0.2 million for licensed technology revenue. This compares to total revenue of $5.8 million in the third quarter of 2010, which was comprised of $4.8 million of product and service revenue and $1.0 million of R&D contract revenue.

The Company shipped 235 units during the third quarter of 2011 compared to 170 units in the third quarter of 2010.

Total cost of revenue for the third quarter of 2011 was $9.3 million, comprised of $7.6 million for product and service cost of revenue and $1.7 million for R&D contract cost of revenue. This compares to total cost of revenue of $9.0 million in the third quarter of 2010, which was comprised of $7.3 million of product and service cost of revenue and $1.7 million for R&D contract cost of revenue.

R&D expenses for the third quarter of 2011 were $1.5 million compared with $2.1 million for the third quarter of 2010. The overall decline in R&D expenses is related to our corporate restructuring plan, and our transition from a development stage enterprise focused on research and development to a company focused on the commercial production of our products.

Selling, general and administrative (SG&A) expenses were $3.6 million for the third quarter of 2011 compared with $3.4 million for the third quarter of 2010. Additionally, $0.6 million was expensed for amortization of intangible assets during the third quarter of 2011 compared to $0.6 million for the third quarter of 2010.

Cash and Liquidity

Net cash used in operating activities for the third quarter of 2011 was $6.0 million. Plug Power had cash, cash equivalents and available-for-sale securities of $22.8 million and net working capital of $24.5 million at September 30, 2011. This compares to $21.4 million and $23.7 million, respectively, at December 31, 2010.

The accompanying financial statements and reconciliation tables provide additional information on the Company's year-to-date performance as it relates to milestones previously announced.

Conference Call

Plug Power has scheduled a conference call today at 10:00 am ET to review the Company's results for the third quarter of 2011. Interested parties are invited to listen to the conference call by calling 877.407.8291 or 201.689.8345 for international participants.

The webcast can be accessed by going directly to the Plug Power Web site (www.plugpower.com) and selecting the conference call link on the home page. A playback of the call will be available online for a period following the call.

About Plug Power Inc.

The architects of modern fuel cell technology, Plug Power revolutionized the industry with cost-effective power solutions that increase productivity, lower operating costs and reduce carbon footprints. Long-standing relationships with industry leaders forged the path for Plug Power's key accounts, including Wegmans, Whole Foods, and FedEx Freight. With more than 1,500 GenDrive units shipped to material handling customers, accumulating over 5 million hours of runtime, Plug Power manufactures tomorrow's incumbent power solutions today. Additional information about Plug Power is available at www.plugpower.com.

The Plug Power Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4446

Plug Power Inc. Safe Harbor Statement

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations that are subject to certain assumptions, risks and uncertainties, any of which are difficult to predict, are beyond Plug Power's control and that may cause Plug Power's actual results to differ materially from the expectations in Plug Power's forward-looking statements including statements regarding commercial viability; that unit orders will not ship, be installed and/or convert to revenue, in whole or in part; the cost and timing of developing Plug Power's products and its ability to raise the necessary capital to fund such development costs; the risk that the previously disclosed expected uses of the Company's recently raised capital may change; the ability to achieve the forecasted gross margin on the sale of Plug Power's products; the actual net cash used for operating expenses may exceed the projected net cash for operating expenses; the cost and availability of fuel and fueling infrastructures for Plug Power's products; market acceptance of Plug Power's GenDrive system; Plug Power's ability to establish and maintain relationships with third parties with respect to product development, manufacturing, distribution and servicing and the supply of key product components; the cost and availability of components and parts for Plug Power's products; Plug Power's ability to develop commercially viable products; Plug Power's ability to reduce product and manufacturing costs; Plug Power's ability to successfully expand its product lines; Plug Power's ability to improve system reliability for GenDrive; competitive factors, such as price competition and competition from other traditional and alternative energy companies; Plug Power's ability to manufacture products on a large-scale commercial basis; Plug Power's ability to protect its intellectual property; the cost of complying with current and future governmental regulations; and other risks and uncertainties discussed under "Item IA-Risk Factors" in (i) Plug Power's annual report on Form 10-K for the fiscal year ended December 31, 2010, filed with the Securities and Exchange Commission ("SEC") on March 31, 2011 and (ii) in Plug Power's quarterly report on Form 10-Q for the quarter ended March 31, 2011 filed with the SEC on May 13, 2011, as well as in the other reports Plug Power files from time to time with the SEC.  Plug Power does not intend to, and undertakes no duty to update any forward-looking statements as a result of new information or future events.

Plug Power Inc.
Financial Highlights

Balance Sheets (Dollars in thousands):
(unaudited)
	September 30, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$ 22,802	$ 10,955
Available-for-sale securities	--	10,403
Accounts receivable	5,224	4,196
Inventory	6,570	10,539
Assets held for sale	--	1,000
Prepaid expenses and other current assets	1,764	1,585

Total current assets	36,360	38,678

Restricted cash	--	525
Property, plant and equipment, net	8,970	9,839
Investment in leased property	--	263
Intangible assets, net	7,982	9,872

Total assets	$ 53,312	$ 59,177

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 2,460	$ 3,560
Accrued expenses	3,809	4,336
Product warranty reserve	1,595	863
Current portion long term debt	--	10
Deferred revenue	3,893	4,350
Other current liabilities	60	1,901

Total current liabilities	11,817	15,020

Common stock warrant liability	4,563	--
Other liabilities	1,204	1,244

Total liabilities	17,584	16,264

Stockholders' equity	35,728	42,913

Total liabilities and stockholders' equity	$ 53,312	$ 59,177

Statements of Operations (Dollars in thousands):	Three months ended September 30,		Nine months ended September 30,
(unaudited)
	2011	2010	2011	2010
Revenue
Product and service revenue	$ 4,313	$ 4,796	$ 11,928	$ 10,285
Research and development contract revenue	994	957	3,342	2,943
Licensed technology revenue	163	--	489	--
Total revenue	5,470	5,753	15,759	13,228

Cost of revenue and expenses
Cost of product and service revenue	7,566	7,344	19,187	15,175
Cost of research and development contract revenue	1,695	1,730	5,506	5,291
Research and development expense	1,479	2,086	3,648	11,954
Selling, general and administrative expense	3,606	3,430	11,051	17,829
Gain on sale of assets	(673)	--	(673)	--
Amortization of intangible assets	585	563	1,755	1,692

Operating loss	(8,788)	(9,400)	(24,715)	(38,713)

Interest and other income and net realized losses from available-for-sale securities	100	142	221	753
Change in fair value of warrant liability	2,414	--	4,205	--
Change in fair value of auction rate securities repurchase agreement	--	(2,843)	--	(5,978)
Net trading gain	--	2,843	--	5,978
Interest and other expense and foreign currency gain (loss)	(17)	(33)	3	(406)

Net loss	$ (6,291)	$ (9,291)	$ (20,286)	$ (38,366)

Loss per share: Basic and diluted	$ (0.28)	$ (0.71)	$ (1.16)	$ (2.93)

Weighted average number of common shares outstanding *	22,676,114	13,150,113	17,441,767	13,103,837

* - Share information for the prior periods has been retroactively adjusted to reflect the May 19, 2011 one-for-ten reverse stock split of the Company's common stock.

Plug Power Inc.
Reconciliation of Non-GAAP financial measures

Reconciliation of Reported Net loss to EBITDAS

	Three months ended September 30,		Nine months ended September 30,

	2011	2010	2011	2010

Operating loss, as reported	$ (8,788)	$ (9,400)	$ (24,715)	$ (38,713)

Stock based compensation	599	443	1,602	1,335
Depreciation and amortization	1,131	1,293	3,355	4,035

EBITDAS	$ (7,058)	$ (7,664)	$ (19,758)	$ (33,343)

EBITDAS is defined as net income before interest expense, provision for income taxes, depreciation and amortization expense and charges for equity compensation. EBITDAS is a non-GAAP measure of our financial performance and should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity.

Reconciliation of Gross margin percentage to Adjusted gross margin percentage

	Three months ended September 30,		Nine months ended September 30,

	2011	2010	2011	2010

Total revenues, as reported	$ 5,470	$ 5,753	$ 15,759	$ 13,228

Licensed technology revenue	(163)	--	(489)	--
Deferred revenue recognized from previous reporting periods	(244)	(2,042)	(1,009)	(2,204)
Current invoiceable value of shipments, recorded to deferred revenue	553	1,235	1,042	1,235

Total revenues, as adjusted	$ 5,616	$ 4,946	$ 15,303	$ 12,259

Total cost of product and service revenue and cost of research and development revenue	$ 9,261	$ 9,074	$ 24,693	$ 20,466

Gross margin percentage	(69.3%)	(57.7%)	(56.7%)	(54.7%)

Adjusted gross margin percentage	(64.9%)	(83.5%)	(61.4%)	(66.9%)

Gross margin percentage is a financial ratio used to indicate the relationship between cost of sales and total revenue. We use the term adjusted gross margin percentage to refer to total revenue, as adjusted, less total cost of product and service revenue and total cost of research and development contract revenue as a percentage of total revenues, as adjusted. This non-GAAP financial measure allows management to view gross margin percentage as if revenue had been fully recognized upon invoicing. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better evaluate short-term and long-term profitability trends.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These measures are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation.

Plug Power Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine months ended
	September 30,
	2011	2010
Cash Flows From Operating Activities:
Net loss	$ (20,286)	$ (38,366)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,600	2,343
Amortization of intangible asset	1,755	1,692
Loss on disposal of property, plant and equipment	309	99
Stock-based compensation	1,602	1,335
Gain on sale of leased assets	(673)	--
Provision for bad debts	--	10
Realized loss on available for sale securities	22	--
Net unrealized gains on trading securities	--	(5,978)
Change in fair value of auction rate debt securities repurchase agreement	--	5,978
Change in fair value of warrant liability	(4,205)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(1,029)	(2,332)
Inventory	5,303	(4,496)
Prepaid expenses and other current assets	(180)	1,843
Accounts payable and accrued expenses	(2,915)	(621)
Deferred revenue	(456)	(969)
Net cash used in operating activities	(19,153)	(39,462)

Cash Flows From Investing Activities:
Purchase of property, plant and equipment	(1,156)	(1,197)
Investment in leased property	--	(284)
Proceeds from the sale of leased assets	673	--
Restricted cash	525	--
Proceeds from disposal of property, plant and equipment	45	44
Proceeds from trading securities	--	59,375
Proceeds from maturities and sales of available-for-sale securities	10,399	70,366
Purchases of available-for-sale securities	--	(32,911)
Net cash provided by investing activities	10,486	95,393

Cash Flows From Financing Activities:
Purchase of treasury stock	(158)	(441)
Proceeds from issuance of common stock and warrants	22,584
Stock issuance costs	(1,891)
Repayment from borrowings under line of credit	--	(59,375)
Principal payments on long-term debt and borrowings under line of credit	(10)	(314)
Net cash provided by (used in) financing activities	20,525	(60,130)

Effect of exchange rate changes on cash	(11)	(57)
Increase (decrease) in cash and cash equivalents	11,847	(4,256)
Cash and cash equivalents, beginning of period	10,955	14,581

Cash and cash equivalents, end of period	$ 22,802	$ 10,325
CONTACT: Media Contact:
         Reid Hislop
         Plug Power Inc.
         Phone: (518) 782-7700 ext. 1360

         Investor Relations Contact:
         Cathy Yudzevich
         Plug Power Inc.
         Phone: (518) 782-7700 ext. 1448